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Following is a transcript of a video posted on the "2001 Annual Meeting"
section of ICN Pharmaceuticals, Inc.'s website, www.icnpharm.com, on or about May 14, 2001:


Kim Campbell's video statement for the Website
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I am very pleased to be standing for election to ICN's Board of Directors.
To me, it is an opportunity to join a dynamic company with a strong track record and really enormous potential. It is a critical and important time for ICN and I hope to be a valuable and active participant in achieving the company's business objectives. I am particularly impressed with ICN's research and development program with an exciting pipeline of drugs to meet the world's health needs.

I have been interested and involved in health issues from both the political and academic side of my life. As a member of the Canadian Governments, I have been involved in public policy issues relating to healthcare. And in particular, my involvement as Canada's Prime Minister, Attorney General and Defense Minister has brought me in the hotbed of strategic thinking which is so important in any modern corporate Board of Directors.

I just spent four years as Canada's Consul General in Los Angeles where I was able to develop my knowledge of international trade and particularly in working areas like the biotechnology industry where trade and research and development are such important components for developing the pharmaceutical industry. I hope to bring my very wide international contacts to play, to bear an understanding how to plan ICN future growth. It is a great company and I would like to be a part of it.